UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2009

Commission File Number 000-31395

VillageEDOCS, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVE, STE 230, SANTA ANA, CA	92705
(Address of principal executive offices)	(Zip Code)

(714) 734-1030
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2009, a majority of the stockholders of VillageEDOCS, Inc. consented in writing to the election of Gerik M. Degner to the board of directors of the company to serve for a term of three (3) years or until his successor has been elected or until his earlier resignation or removal.  The effective date of his appointment is August 10, 2009.  Mr. Degner is not a party to any transactions described in Item 404(a) of Regulation S-K involving the Registrant or any of its subsidiaries.  The Registrant’s board of directors has agreed to award Mr. Degner an option to purchase 600,000 shares of the Registrant’s common stock at the higher of $0.01 or the market price on August 10, 2009.  Mr. Degner will also be eligible to earn an annual retainer fee in the amount of $30,000 for his participation as a director, which will be paid in cash in quarterly installments.

Item 7.01	Regulation FD Disclosure.

On July 21, 2009, the Registrant will issue a press release announcing the appointment of Gerik M. Degner to the board of directors.    A copy of the press release is furnished hereto as Exhibit 99.1 to this Report.

Limitation on Incorporation by Reference

The information in this Report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.  The information set forth in Item 7.01 of this report shall not deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit number	Description

99.1	Press Release of the Registrant dated July 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2009	VILLAGEEDOCS

	By:	/s/ Michael A. Richard
	Print Name:	Michael A. Richard
	Title:	Chief Financial Officer